Exhibit 99.01

ACM Research Reports First Quarter 2020 Results

FREMONT, California, May 6, 2020 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today reported financial results for its first fiscal quarter ended March 31, 2020.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “I am pleased with our first quarter results. With the COVID-19 pandemic partially impacting operations, we focused our efforts on firming up the year, achieving customer acceptances for first tools, and the introduction of new products. We remain optimistic about our outlook for the year, with visibility extending into the fourth quarter.”

Dr. Wang continued, “We are executing our strategy, and are committed to becoming a major player in the semiconductor equipment market. We are investing in R&D to enhance our product portfolio, we have added key sales resources to penetrate new customers in new geographies, and we are moving forward with plans to expand our long-term production capacity.”

	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Revenue	$24,348	$20,479	$24,348	$20,479
Gross margin(2)	42.0%	43.1%	42.2%	43.2%
Income from operations(2)	$1,218	$2,251	$1,907	$2,995
Net income attributable to ACM Research, Inc.(2)	$1,705	$1,857	$2,394	$2,601
Basic EPS(2)	$0.09	$0.12	$0.13	$0.16
Diluted EPS(2)	$0.08	$0.10	$0.11	$0.14

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

(2)	Non-GAAP financial measures exclude stock-based compensation.

Outlook

For fiscal year 2020, the Company continues to expect revenue to be in the range of $130 million to $150 million. This view assumes the COVID-19 situation continues to improve in China and stabilizes in the coming months on a global basis.

Q1 Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the first quarter of 2020 were $12 million, versus $14 million in the first quarter of 2019 and $25 million in the fourth quarter of 2019. Total shipments include deliveries for revenue in the quarter, and deliveries of systems awaiting customer acceptance for potential revenue in future quarters.

•
Ultra Furnace Product Introduced. On April 28, 2020, ACM introduced the Ultra Furnace. The initial system was developed for low-pressure chemical vapor deposition (LPCVD), and is intended to serve as a base platform for other dry processing applications, including oxidation, annealing processes, and atomic layer deposition (ALD). This achievement is the result of a two-year collaboration between ACM’s R&D teams located in China and Korea.

•
Broadened product offering with a suite of Semi-Critical Cleaning Systems. On May 6, 2020, ACM announced a suite of three Ultra™ C wet cleaning tools: the “Ultra C b” for backside clean, “Ultra C wb” automated wet bench, and “Ultra C s” scrubber for front and backside processes.

•
Expanded Global Sales Effort. In April 2020, ACM announced the appointment of Jim Straus as Vice President of Sales for North America to accelerate the effort to expand adoption of ACM's core technologies at major semiconductor companies in North America.

•
ACM Shanghai Pre-IPO activities. Plans remain on track to submit ACM Shanghai’s application for an initial public offering of its shares on the Shanghai Stock Exchange’s STAR Market in mid-2020, and to price the transaction by year-end pending timely approvals.

•
Proposed R&D and Production Center in Shanghai’s Lingang Region. In December 2019, ACM Shanghai entered into a framework agreement to acquire land rights in the Lingang region of Shanghai, for the construction of a new R&D center and production facility on the land. The Company expects to finalize a definitive agreement for land rights for the proposed site in the near future, followed by plans to start construction activities in late 2020, with initial production activities to commence in late 2022.

Financial Summary

The following figures refer to the first quarter of 2020, unless noted otherwise. All comparisons are with the first quarter of 2019, unless otherwise noted.

•
Revenue was $24.3 million, up 18.9%, reflecting an increase in revenue from single wafer wet cleaning and other front-end processing equipment, offset in part by a decrease in revenue from back-end wafer assembly and packaging equipment.

•
Gross margin was 42.0%, compared to 43.1% in the first quarter of 2019. Gross margin was within the range of 40.0% to 45.0% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses were $9.0 million, an increase of 37%. Non-GAAP operating expenses, which remove stock-based compensation, were $8.4 million, up 43%. Non-GAAP operating expenses as a percent of revenue increased to 34%, compared to 29% in the first quarter of 2019. Higher spending on new products and sales-related activities, preparation for the STAR Market IPO, and COVID-19 related items contributed to the increase from the prior-year period.

•	Operating income of $1.2 million declined 46% due to the increase in operating expenses, which represented a substantial investment in the development and marketing of new product introductions.

•
Net income attributable to ACM Research, Inc. was $1.7 million, compared to $1.9 million in the first quarter of 2019. Non-GAAP net income attributable to ACM Research, Inc. was $2.4 million, compared to $2.6 million in the first quarter of 2019. Tax expense versus a normalized 12% tax-rate, and the effects of foreign-exchange fluctuations on operating results provided a net benefit of $0.6 million in the first quarter of 2020, and a net expense of $0.1 million in the first quarter of 2019.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.08, versus $0.10 in the first quarter of 2019. Non-GAAP net income per diluted share attributable to ACM Research, Inc. was $0.11, versus $0.14 in the first quarter of 2019. Tax expense versus a normalized 12% tax rate, and the effects of foreign-exchange fluctuations on operating results provided a net benefit of $0.03 per share in the first quarter of 2020, and a net expense of $0.01 in the first quarter of 2019.

•
Cash and equivalents at quarter-end were $52.3 million, versus $58.3 million at the end of the fourth quarter of 2019 and $27.4 million at the end of the first quarter of 2019. The quarter-on-quarter decline was primarily due to the reduction of short-term borrowings, net of positive cash flow from operations and other items during the quarter.

Conference Call Details

A conference call to discuss results will be held on Thursday, May 7, 2020, at 8:00 a.m. Eastern Time (8:00 p.m. China Time).

Please register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration.

Participant Online Registration: http://apac.directeventreg.com/registration/event/1594794

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating income, net income (loss), and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Information presented in the second and third paragraphs of this press release and under the heading “Outlook” above contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from ACM’s expectations based on a number of risks and uncertainties, including but not limited to the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; suppliers may not be able to meet ACM’s demands on a timely basis; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the company's products and in disruption of capital and credit markets; ACM’s failure to successfully manage its operations; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements. ACM expressly disclaims any obligation to update forward-looking statements after the date of this press release.

About ACM Research, Inc.

ACM develops, manufactures and sells single-wafer wet cleaning equipment, which semiconductor manufacturers can use in numerous manufacturing steps to remove particles, contaminants and other random defects, and thereby improve product yield, in fabricating advanced integrated circuits.

© ACM Research, Inc. The ACM logo, SAPS, TEBO and ULTRA C are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks. This press release also contains other companies’ trademarks, registered marks and trade names, which are the property of those companies.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
 Ralph Fong
 +1 (415) 489-2195
 ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
 Gary Dvorchak, CFA
 +86 (138) 1079-1480
 gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$52,283	$58,261
Restricted cash	58,726	59,598
Accounts receivable, less allowance for doubtful accounts of $0 as of March 31, 2020 and $0 as of December 31, 2019	37,260	31,091
Other receivables	3,236	2,603
Inventories	44,987	44,796
Prepaid expenses	1,985	2,047
Total current assets	198,477	198,396
Property, plant and equipment, net	3,495	3,619
Operating lease right-of-use assets, net	3,547	3,887
Intangible assets, net	307	344
Deferred tax assets	5,212	5,331
Long-term investments	6,015	5,934
Other long-term assets	155	192
Total assets	217,208	217,703
Liabilities, Redeemable Non-controlling Interest and Stockholders’ Equity
Current liabilities:
Short-term borrowings	3,892	13,753
Accounts payable	18,616	13,262
Advances from customers	9,236	9,129
Income taxes payable	3,347	3,129
Other payables and accrued expenses	14,331	12,874
Current portion of operating lease liability	1,345	1,355
Total current liabilities	50,767	53,502
Long-term operating lease liability	2,202	2,532
Other long-term liabilities	5,830	4,186
Total liabilities	58,799	60,220
Commitments and contingencies
Redeemable Non-controlling interests	59,467	60,162
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 16,317,346 shares issued and outstanding as of March 31, 2020 and 16,182,151 shares issued and outstanding as of December 31, 2019	2	2
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of March 31, 2020 and December 31, 2019; 1,862,608 shares issued and outstanding as of March 31, 2020 and December 31, 2019	-	-
Additional paid in capital	84,351	83,487
Accumulated surplus	17,212	15,507
Accumulated other comprehensive loss	(2,623)	(1,675)
Total stockholders’ equity	98,942	97,321
Total liabilities, redeembable non-controlling interests, and stockholders' equity	$217,208	$217,703

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$24,348	$20,479
Cost of revenue	14,120	11,653
Gross profit	10,228	8,826
Operating expenses:
Sales and marketing	3,005	1,869
Research and development	3,677	2,765
General and administrative	2,328	1,941
Total operating expenses, net	9,010	6,575
Income from operations	1,218	2,251
Interest income	335	9
Interest expense	(111)	(139)
Other income (expense), net	677	(261)
Equity income in net income of affiliates	148	116
Income before income taxes	2,267	1,976
Income tax expense	(304)	(119)
Net income	1,963	1,857
Less: Net income attributable to redeemable non-controlling interests	258	-
Net income attributable to ACM Research, Inc.	$1,705	$1,857
Comprehensive income:
Net income	1,963	1,857
Foreign currency translation adjustment	(1,900)	657
Total comprehensive income	63	2,514
Less: Comprehensive income attributable to redeemable non-controlling interests	(694)	-
Total comprehensive income attributable to ACM Research, Inc.	$757	$2,514

Net income attributable to ACM Research, Inc. per common share :
Basic	$0.09	$0.12
Diluted	$0.08	$0.10

Weighted average common shares outstanding used in computing per share amounts:
Basic	18,120,363	16,044,655
Diluted	21,066,636	18,225,317

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating income and net income (loss) as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. The following table reconciles gross margin, operating income and net income (loss) to the related non-GAAP financial measures:

	Three Months Ended March 31,
	2020			2019
	Actual (GAAP)	SBC	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$24,348	$-	$24,348	$20,479	$-	$20,479
Cost of revenue	(14,120)	(45)	(14,075)	(11,653)	(30)	(11,623)
Gross profit	10,228	(45)	10,273	8,826	(30)	8,856
Operating expenses:
Sales and marketing	(3,005)	(94)	(2,911)	(1,869)	(34)	(1,835)
Research and development	(3,677)	(187)	(3,490)	(2,765)	(86)	(2,679)
General and administrative	(2,328)	(363)	(1,965)	(1,941)	(594)	(1,347)
Income from operations	$1,218	$(689)	$1,907	$2,251	$(744)	$2,995
Net income attributable to ACM Research, Inc.	$1,705	$(689)	$2,394	$1,857	$(744)	$2,601